     As filed with the Securities and Exchange Commission on August 5, 2002
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INSURANCE AUTO AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

                               ILLINOIS 95-3790111
               (State or other jurisdiction of (I. R. S. Employer
              incorporation or organization) Identification Number)

                       850 EAST ALGONQUIN ROAD, SUITE 100
                           SCHAUMBURG, ILLINOIS 60173
               (Address of principal executive offices) (Zip Code)
                           --------------------------

                          INSURANCE AUTO AUCTIONS, INC.
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                                THOMAS C. O'BRIEN
                             CHIEF EXECUTIVE OFFICER
                          INSURANCE AUTO AUCTIONS, INC.
                       850 EAST ALGONQUIN ROAD, SUITE 100
                           SCHAUMBURG, ILLINOIS 60173
                     (Name and address of agent for service)
                                 (847) 839-3939
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             HERBERT S. WANDER, ESQ.
                          KATTEN MUCHIN ZAVIS ROSENMAN
                       525 WEST MONROE STREET, SUITE 1600
                          CHICAGO, ILLINOIS 60661-3693
                                 (312) 902-5200

                               -------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
          TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING PRICE     AMOUNT OF
           TO BE REGISTERED                 REGISTERED (1)             SHARE (2)                     (2)            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.001 PAR VALUE                  750,000                  $18.46                $13,845,000.00          $1,275.00
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Common Stock of Insurance Auto Auctions, Inc., on August 1, 2002, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The information called for in Part I of Form S-8 is currently included in the prospectus for the Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as amended and restated, and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

             Insurance Auto Auctions, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

        a. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001;

        b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002; and

        c. The Company's Registration Statement No. 0-19594 on Form 8-A filed with the Commission on October 17, 1991, together with Amendments No. 1, 2 and 3 on Form 8-A filed with the Commission on November 1, November 13, and November 15, 1991, respectively, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

             In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4. Description of Securities

             Not Applicable.

Item 5. Interests of Named Experts and Counsel

             None.

Item 6. Indemnification of Directors and Officers

             Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), provide that the Company may, and in some cases must, indemnify the directors and officers of the Company and of each subsidiary against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute.

             Article VII of the Articles of Incorporation of the Company and
Article V of the Company's Bylaws provide for indemnification of its directors, officers and other agents to the maximum extent permitted by the BCA. The Company also maintains insurance for the benefit of its current directors and officers that insures such persons against certain liabilities, including liabilities under the securities laws.

             The Company has entered into indemnification agreements with each of its directors and executive officers. Each such agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as an officer, director, employee or agent of the Company.

             Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

             Not Applicable.

Item 8. Exhibits

Exhibit Number      Exhibit
--------------      -------

3.1 Articles of Incorporation as filed with the Illinois Secretary of State on August 7, 1997 (incorporated by reference from Exhibit 3.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-19594)).

3.2 Bylaws of the Company, as amended as of March 21, 2001 (incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 0-19594)).

4.1                 Specimen Stock Certificate (incorporated by reference from
                    Exhibit 4.4 filed with the Registration Statement on Form S-1 on November 20, 1991 (File No. 33-43247)).

4.2 Insurance Auto Auctions, Inc. 1991 Stock Option Plan, Amended and Restated as of June 19, 2002.

5.1                 Opinion of Katten Muchin Zavis Rosenman.

23.1                Consent of KPMG LLP.

23.2                Consent of Katten Muchin Zavis Rosenman (included in Exhibit
                    5.1).

24.1                Power of Attorney (included in the signature pages).


Item 9. Undertakings.

             A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement; provided, however, that clauses (l)(i) and (l)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1991 Stock Option Plan.

             B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 5th day of August 2002.

                                              INSURANCE AUTO AUCTIONS, INC.


                                              By:  /s/ Thomas C. O'Brien
                                                   -----------------------------
                                                   Thomas C. O'Brien
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)



                                              By:  /s/ Scott P. Pettit
                                                   -----------------------------
                                                   Scott P. Pettit
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

                                                                    Exhibit 24.1



                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Thomas C. O'Brien and Scott P. Pettit as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Company's registration statement on Form S-8 relating to the common stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorneys may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signatures                                         Title                                          Date
----------                                         -----                                          ----


/s/ Thomas C. O'Brien                               Chief Executive Officer and Director          8/2/02
-----------------------------------------------
Thomas C. O'Brien


/s/ Joseph F. Mazzella                              Chairman of the Board                         8/2/02
-----------------------------------------------
Joseph F. Mazzella


/s/ Maurice A. Cocca                                Director                                      7/22/02
-----------------------------------------------
Maurice A. Cocca


/s/ Susan B. Gould                                  Director                                      8/1/02
-----------------------------------------------
Susan B. Gould


/s/ Peter H. Kamin                                  Director                                      8/2/02
-----------------------------------------------
Peter H. Kamin


                    (Signatures continue on following page.)

/s/Melvin R. Martin                                Director                                      7/23/02
-----------------------------------------------
Melvin R. Martin


/s/Jeffrey W. Ubben                                Director                                      7/22/02
-----------------------------------------------
Jeffrey W. Ubben


/s/John K. Wilcox                                  Director                                      7/24/02
-----------------------------------------------
John K. Wilcox



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                              EXHIBITS TO FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                          INSURANCE AUTO AUCTIONS, INC.


                                  EXHIBIT INDEX

Exhibit Number    Exhibit

4.2 Insurance Auto Auctions, Inc. 1991 Stock Option Plan, Amended and Restated as of June 19, 2002.

5.1               Opinion of Katten Muchin Zavis Rosenman.

23.1              Consent of KPMG LLP.

23.2              Consent of Katten Muchin Zavis Rosenman (included in Exhibit
                  5.1).

24.1              Power of Attorney (included in the signature pages).